Exhibit 10.13

January 24, 2020

Athena Countouriotis, M.D.

Via Email

Re:                             Board Membership with Passage Bio, Inc.

Dear Ms. Countouriotis:

Passage Bio, Inc. (the “Company”) is pleased to offer you a position as a member of the Company’s Board of Directors (the “Board”).  You will serve as a member of the Board, beginning on the later of (i) the date the Board approves your appointment and (ii) the effectiveness of the Company’s registration statement on Form S-1 related to the Company’s initial public offering and continuing until the earlier of your resignation or removal.

As a member of the Board, you will be responsible for attending any scheduled Board meetings in person or by telephone. In addition, we would like to have the benefit of your experience and insight regarding various Company related matters, and from time to time, members of the Company’s senior management may contact you informally to provide advice relating to the Company.  You agree to use reasonable efforts to consult with management if and when reasonably requested.  We also anticipate that you will be requested to serve of one or more of the Board’s committees, to be discussed and agreed upon at a later time.

In consideration of your services, you will receive cash and equity compensation in accordance with the Company’s non-employee director compensation policy, as in effect upon the Company’s initial public offering.

You agree that this letter does not create any employer/employee relationship with the Company.  You will be entitled to participate in any of the Company’s employee benefit plans, to the extent permitted by such plans.

As a member of the Board you will of course have a fiduciary obligation to the Company and all of the Company’s stockholders.  In addition, and in furtherance thereof, the Company asks that you agree to the terms of the Company’s standard confidentiality agreement, in the form attached to this letter as Attachment 1.

This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflicts of laws. The foregoing constitutes the complete agreement between us with respect to the subject matter hereof and supersedes in all respects all prior or contemporaneous discussions and agreements between us.

I am excited about you serving as a member of the Board and look forward to working with you to help make the Company a truly great and prosperous company. Please acknowledge your receipt of, and agreement with the terms of, this Agreement by signing and dating where indicated below and returning a copy of this Agreement to me.

[Signature Page Follows]

Very truly yours,

PASSAGE BIO, INC.

	By:	/s/ Tadataka Yamada
	Name:	Tadataka Yamada
	Title:	Chairman of the Board of Directors

ACCEPTED AND AGREED TO:

/s/ Athena Countouriotis
Athena Countouriotis, M.D.

1/24/2020
Date

[SIGNATURE PAGE TO PASSAGE BIO, INC. BOARD OFFER LETTER]

Attachment 1

Non-Disclosure Agreement

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (this “Agreement”) is entered into and made effective as of January 24, 2020, between Passage Bio, Inc., a Delaware corporation, whose address is 2001 Market Street, Suite 2850, Philadelphia, PA 19103 (“Company”), and Athena Countouriotis, M.D. (“Recipient”).

Company desires to appoint Recipient to serve as a member of the Board of Directors of the Company (the “Purpose”).  In connection with such appointment, it may be necessary for Company to disclose to Recipient certain confidential information or materials.

In consideration of the foregoing, the parties agree as follows:

1.                                      Confidential Information.  For purposes of this Agreement, “Confidential Information” means any information or materials disclosed by Company to Recipient, whether before or after the date of this Agreement, that: (i) if disclosed in writing or in the form of tangible materials, is marked “confidential” or “proprietary” at the time of such disclosure; (ii) if disclosed orally or by visual presentation, is identified as “confidential” or “proprietary” at the time of such disclosure, and is summarized in a writing sent by Company to Recipient within thirty (30) days after any such disclosure; or (iii) due to its nature or the circumstances of its disclosure, a person exercising reasonable business judgment would understand to be confidential or proprietary.

2.                                      Obligations and Restrictions.  Recipient agrees: (i) to maintain all Confidential Information in strict confidence; (ii) not to disclose Confidential Information to any third parties; and (iii) not to use any Confidential Information for any purpose except for the Purpose.

3.                                      Exceptions.  The obligations and restrictions in Section 2 will not apply to any information or materials that:

(i)                                     were, at the date of disclosure, or have subsequently become, generally known or available to the public through no act or failure to act by Recipient;

(ii)                                  were rightfully known by Recipient prior to the disclosure of such information or materials from Company;

(iii)                               are rightfully acquired by Recipient from a third party who has the right to disclose such information or materials without breach of any confidentiality obligation to Company; or

(iv)                              are independently developed by Recipient without access to any Confidential Information.

4.                                      Compelled Disclosure.  Nothing in this Agreement will be deemed to restrict Recipient from disclosing Confidential Information to the extent required by any order, subpoena, law, statute or regulation; provided, that Recipient uses all reasonable efforts to give Company reasonable advance notice of such required disclosure in order to enable Company to prevent or limit such disclosure.

5.                                      Return of Confidential Information.  Upon the Recipient’s resignation or removal from the Board of Directors of the Company, and in any event upon Company’s request, Recipient will promptly return to Company all tangible items and embodiments containing or consisting of Confidential Information and all copies thereof (including electronic copies), and any notes, analyses, compilations, studies, interpretations, memoranda or other documents (regardless of the form thereof) prepared by or on behalf of Recipient that contain or are based upon Confidential Information.

6.                                      No Obligations.  Company retains the right, in its sole discretion, to determine whether to disclose any Confidential Information to Recipient.  In no event will Company be required to negotiate or enter into any other agreements or arrangements with Recipient, whether or not related to the Purpose.

7.                                      No License.  All Confidential Information remains the sole and exclusive property of Company.  Recipient acknowledges and agrees that nothing in this Agreement will be construed as granting any rights to Recipient, by license or otherwise, in or to any Confidential Information of Company, or any patent, copyright or other intellectual property or proprietary rights of Company, except as specified in this Agreement.

8.                                      No Warranty.  ALL CONFIDENTIAL INFORMATION IS PROVIDED BY COMPANY “AS IS”.

9.                                      Term.  This Agreement will remain in effect for a period of five (5) years from the date of last disclosure of Confidential Information by Company, at which time it will terminate.

10.                               Equitable Relief.  Recipient acknowledges that the unauthorized use or disclosure of any Confidential Information would cause Company to incur irreparable harm and significant damages, the degree of which may be difficult to ascertain.  Accordingly, Recipient agrees that Company will have the right to obtain immediate equitable relief to enjoin any unauthorized use or disclosure of its Confidential Information, in addition to any other rights or remedies that it may have at law or otherwise.

11.                               Miscellaneous.  This Agreement will be governed and construed in accordance with the laws of the State of Delaware, excluding its body of law controlling conflict of laws.  This Agreement is the complete and exclusive understanding and agreement between the parties regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the parties regarding the subject matter of this Agreement.  Recipient may not assign this Agreement, in whole or in part, by operation of law or otherwise, without Company’s prior written consent, and any attempted assignment without such consent will be void.  This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties hereto have executed this Non-Disclosure Agreement by their duly authorized officers or representatives.

PASSAGE BIO, INC.:		INDIVIDUAL:

Signature:		Signature:

Name:	Tadataka Yamada	Name:	Athena Countouriotis, M.D.

Title:	Chairman of the Board

[SIGNATURE PAGE TO PASSAGE BIO, INC. NON-DISCLOSURE AGREEMENT]